The China Fund, Inc. (CHN)

October 2002

In brief...	at September 30, 2002

Net Asset Value per share*	US$14.49

Market Price*	US$11.77

Premium/Discount*	-18.77%

Fund size*	US$145.91
*	Source: State Street Corporation/Martin Currie Inc

	China Fund NAV	MSCI Golden Dragon

1 month return*	-6.2%	-10.2%

1 year return*	15.8%	2.0%

Manager’s commentary

Your managers had a busy September, meeting over half of the companies held in the portfolio. This was an effective antidote to watching markets plunge under the dual influence of poor numbers from the United States and the threat of war in the Middle East. Weak stock prices notwithstanding, most of our invested companies report steady growth in earnings. There were especially bullish forecasts from meat processor People’s Food and golf club maker SinoGolf, and we have raised our earnings estimate for both. Our largest holding, TCL, increased its holding in its fast-growing cellular handset subsidiary and announced the purchase of Schneider in Germany as a means of boosting TV sales in Europe under a local brand name. Interim profits at the cap maker Mainland Headwear were a little disappointing, but this was largely due to the temporary cost of meeting the logistical requirements of new clients Nike and Timberland. Due to technical difficulties in bringing its new plant into operation, revenue growth at the anti-hepatitis drug maker Lifetech will be below forecast. But sales in the second half of the year are still expected to be four times those in the first.

Your managers visited the municipality of Chongqing (with population of a mere 30 million) in September. When your manager visited it in 1983 it was a grimy, foggy industrial city, with old houses tumbling down the hill slopes into the murky waters of the Yangtse and Jialing Rivers. Its only redeeming feature was the excellent spicy food. On my last visit in 1996, little had changed. This time, the city centre has been transformed, with high rise buildings and bridges and elevated motorways swooping around the city. After the closing of the Yangtse dam next year, water levels will rise so as to allow bigger vessels to sail right up to this inland port over 2,000 miles from the sea. It is not only Beijing and Shanghai that have been transformed by steady economic growth of over 7%.

As with hardware, so it is with software. A visit to the CSRC (China’s SEC) indicated progress is being made in corporate governance; by June of next year one third of all board directors must be independent. There were also the clearest signs yet of an imminent opening of the US$500 billion domestic A-share market to foreign investors.

Source: Martin Currie Inc

Investment strategy

Your fund is 96.2% invested with holdings in 59 companies. Of the fund 8.0% is invested in unlisted securities.

During September we added to holdings in dotcom companies. Sina, Sohu and Netease are all enjoying good sales growth from the rapid expansion of messaging services to cellular phones (revenues are shared with the operators China Mobile and Unicom). We added to two Taiwan-listed China plays, the digital camera components maker, Ability, and Asia’s largest casting company, China Metal. On the sell side, we have realised losses in China Overseas, Geomaxima and Asia Satellite to improve the Fund’s tax efficiency ahead of the financial year-end.

Small, private sector companies listed in Hong Kong have had a difficult summer. The de-listing debacle in July, when the Hong Kong Exchange proposed de-listing all stocks with a price of under 50 cents, caused the prices of many small stocks to plunge. A new, more sensible proposal is expected in October and should clear the air. Recently the swirl of rumours surrounding Yang Bin, chairman of the suspiciously profitable horticultural company Euro Asia and apparent ruler of a new North Korean special economic zone, has dealt a further blow to confidence. Despite the entrepreneurial risk involved in investing in small, private sector companies, your managers believe that this is still better than the alternative -investment in poorly managed, debt-encumbered state-owned enterprises. Your Fund intends to take advantage of the current bargain prices to add to positions in the best private-sector companies.

Chris Ruffle

No new direct investments were closed in September. The Direct Investment Manager has been reviewing potential investments which are in the sectors of hypermarket chains, pharmaceutical manufacturing and consumer electronics parts and accessories manufacturing.

Koh Kuek Chiang

at September 30, 2002

Fund details*
Market cap	$113.42m

Shares outstanding	10,073,173 shares

Exchange listed	NYSE

Listing date	July 10, 1992

Investment manager	Martin Currie Inc

Direct investment manager	Asian Direct Capital Management

15 largest listed investments* (49.3%)
TCL International	Information Technology	7.3

Taipei Bank	Financials	6.3

Fountain Set Holdings	Materials	4.1

Brilliance China	Consumer Discretionary	3.4

BYD Co	Industrials	3.1

Synnex Technologies	Consumer Discretionary	3.0

Sinopac Holdings	Financials	2.7

Wah Sang Gas Holdings	Energy	2.7

Zhejiang Expressway	Utilities	2.7

Shanghai Friendship Group	Diversified	2.6

Phoenixtec Power	Information Technology	2.4

Ho Tung Chemical	Materials	2.4

Yanzhou Coal Mining	Energy	2.3

Cheng Shin Ind	Industrials	2.3

Chungwha Telecom	Telecommunications	2.0

Sector allocation*
	% of	MSCI Golden
	net assets	Dragon %
Information Technology	18.9	20.8

Financials	15.4	30.8

Industrials	14.4	14.3

Consumer Staples	11.7	0.6

Consumer Discretionary	10.5	5.5

Materials	9.2	5.3

Utilities	7.8	11.7

Health Care	2.6	0.1

Telecommunications	3.4	7.1

Energy	2.3	3.8

Cash	3.8	—

Total	100.0	100.0

Asset allocation* (%)

Direct investments* (7.5%)
A-S China Plumbing Product	Consumer Disc	2.2%

Kowloon Development (34 HK)	Real Estate	2.1%

Captive Finance	Financials	2.1%

Moulin International (2004 CB)	Manufacturing	1.4%

New World Sun City	Real Estate	0.2%

Performance* (in US$ terms)
	NAV	Market price
	%	%
One month	-6.2	-7.0

Calendar year to date	-4.0	-5.2

3 years **	3.3	5.4

Fund performance
	One	Three	Year	One	Three**	Five**	Since#**
	month	months	to date	year	years	years	launch
The China Fund, Inc.	-6.2	-12.1	-4.0	15.8	3.3	-6.6	2.3**

MSCI Golden Dragon	-10.2	-18.3	-22.3	2.0	-15.6	-12.8	—

Hang Seng Chinese Enterprise Index	-1.7	-12.8	7.5	10.0	-7.2	-18.6	—

Source: * State Street Corporation/Martin Currie Inc. # The Fund was launched on July 10, 1992 ** Annualized Return

Performance in perspective

The China Fund Inc. Premium/discount

Dividend History Chart*

All charts are as of September 30, 2002.
* Source: State Street Corporation

The portfolio — in full	at September 30, 2002

					% of
Sector	Company (code)	Price	Holding	Value $	portfolio
Hong Kong 41.6%

TCL International Holdings Ltd	1070 HK	HK$2.23	37,318,000	10,645,813	7.3%

Fountain Set (Holdings) Ltd	420 HK	HK$3.13	14,750,000	5,909,796	4.0%

Brilliance China Automotive Holdings, Ltd	1114 HK	HK$0.99	38,758,000	4,919,569	3.4%

BYD Co	1211 HK	HK$15.8	2,200,000	4,484,874	3.1%

Wah Sang Gas	8035 HK	HK$1.04	29,778,000	3,970,629	2.7%

Zhejiang Expressway Co., Ltd	576 HK	HK$2.60	11,864,000	3,954,895	2.7%

Yanzhou Coal Mining Co.	1171 HK	HK$2.58	10,286,000	3,395,895	2.3%

TPV Technology, Ltd	903 HK	HK$2.20	9,968,000	2,811,649	1.9%

Asia Satellite Telecommunications Holdings	1135 HK	HK$9.60	1,621,500	1,995,808	1.4%

Anhui Expressway	955 HK	HK$1.55	9,568,000	1,901,443	1.3%

China Rare Earth	0769 HK	HK$0.79	17,284,000	1,750,660	1.2%

Anhui Conch Cement	914 HK	HK$2.15	6,076,000	1,674,891	1.2%

Natural Beauty Bio-Technology Ltd	157 HK	HK$0.65	19,720,000	1,643,428	1.1%

Mainland Headwear Holdings	1100 HK	HK$2.43	5,000,000	1,554,577	1.1%

Geomaxima	702 HK	HK$0.57	20,900,000	1,527,396	1.0%

Tack Fat Group International Ltd	928 HK	HK$0.44	25,296,000	1,427,036	1.0%

LifeTec Group, Ltd	1180 HK	HK$0.13	77,408,000	1,290,208	0.9%

Chen Hsong Holding, Ltd	57 HK	HK$1.41	6,630,000	1,198,569	0.8%

Arcontech, Corp	8097 HK	HK$0.40	18,386,000	954,713	0.6%

Wanyou Fire Safety	8201 HK	HK$0.39	18,750,000	937,554	0.6%

Sino Golf Holdings Ltd	361 HK	HK$0.74	7,404,000	702,471	0.5%

Essex Bio-Technology Ltd	8151 HK	HK$0.20	25,418,166	690,893	0.5%

China Overseas Land & Investment, Ltd	688 HK	HK$0.78	4,200,000	420,024	0.3%

Leefung-Asco Printers Holdings Ltd	623 HK	HK$0.85	3,602,000	392,548	0.3%

Jackin International	630 HK	HK$0.16	16,192,000	332,163	0.2%

Technology Venture Holdings Ltd	61 HK	HK$0.26	6,528,000	217,612	0.1%

Hong Kong Pharmaceuticals Holdings Ltd	182 HK	HK$0.69	1,482,000000	131,107	0.1%

Taiwan 35.2%

Taipei Bank	2830 TT	NT$31.8	10,115,400	9,224,827	6.3%

Synnex Technologies International, Corp	2347 TT	NT$44.4	3,392,400	4,319,546	3.0%

Sinopac Holdings Co	2890 TT	NT$14.3	9,746,754	3,997,092	2.7%

Ho Tung Chemical, Corp	1714 TT	NT$14.0	8,660,904	3,477,277	2.4%

Phoenixtec Power Co., Ltd	2411 TT	NT$21.1	5,843,000	3,535,627	2.4%

Cheng Shin Rubber	2105 TT	NT$36.5	3,180,000	3,328,649	2.3%

Chunghwa Telecom Co., Ltd	2412 TT	NT$47.4	2,146,000	2,917,132	2.0%

Tong Yang	1319 TT	NT$24.6	3,620,300	2,554,040	1.7%

Polaris Securities Co., Ltd	6011 TT	NT$10.9	7,850,164	2,453,880	1.7%

Advantech Co., Ltd	2395 TT	NT$67.0	1,150,920	2,211,403	1.5%

Choice Lithograph, Inc	9929 TT	NT$11.2	6,712,110	2,155,883	1.5%

Merry Electronics	2439 TT	NT$40.3	1,651,400	1,908,558	1.3%

Tainan Enterprises	1473 TT	NT$38.2	1,546,000	1,693,639	1.1%

Premier Image Technology	2394 TT	NT$45.0	1,224,800	1,580,614	1.1%

Elan Microelectronics	2458 TT	NT$25.4	1,984,860	1,445,811	1.0%

Kaulin Manufacturing	1531 TT	NT$29.6	1,600,000	1,358,188	0.9%

Ability Enterprise Corp	2374 TT	NT$25.3	1,802,000	1,307,445	0.9%

Lian Hwa Foods	1231 TT	NT$13.2	3,259,000	1,233,691	0.9%

China Metal Products	1532 TT	NT$23.5	1,050,000	707,628	0.5%

B shares 4.8%

Shanghai Friendship Group Co., Inc	900923 CH	US$0.92	4,143,132	3,807,539	2.6%

Luthai Textile Co., Ltd	200726 CH	HK$5.76	2,599,829	1,919,984	1.3%

Shanghai Matsuoka, Co	900955 CH	US$1.37	981,850	1,345,135	0.9%

New York 2.9%

Chinadotcom, Corp	China US	US$2.00	1,421,254	2,885,146	2.0%

Sina.Com	Sina US	US$2.13	574,900	1,241,784	0.9%

Singapore 3.7%

Want Want Holdings, Ltd	WANT SP	US$0.60	4,800,000	2,880,000	2.0%

People’s Food Holding	PFH SP	S$0.95	4,400,000	2,339,306	1.6%

Asia Dekor Holdings, Ltd	ADH SP	US$0.04	3,036,000	106,260	0.1%

Direct 8%

A-S China Plumbing Products, Ltd			450	3,200,000	2.2%

Captive Finance Ltd			2,000,000	3,045,000	2.1%

Kowloon Development	34 HK		6,520,000	3,072,100	2.1%

Moulin International Holdings, Ltd (2004 CB)			2,000,000	2,003,922	1.4%

New World Sun City, Ltd			83	299,908	0.2%

Cash 3.8%

Objective

The investment objective of the Fund is to achieve long term capital appreciation through investment in companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.

The Board of Directors of the Fund has adopted an operating policy of the Fund, effective June 30, 2001, that the Fund will invest at least 80% of its assets in China companies. For this purpose, “China companies” are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organised outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have a least 50% of their assets in China; and (iii) companies organized in China. Under the new policy, China will mean the People’s Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days’ prior notice of any change to the policy described above.

The fundamental policy, which applies to not less than 65% of the Fund’s assets as set out in the Fund’s prospectus dated July 10, 1992, remains in place. The fundamental policy is the same as the operating policy set out above, except that China only includes the People’s Republic of China.

Contacts

The China Fund, Inc.
c/o State Street Bank and Trust Company
225 Franklin Street
Boston, MA 02110
Tel: (1) 888 CHN-CALL (246 2255)
http://www.chinafundinc.com

Important Information: This newsletter is issued by Martin Currie Inc, Saltire Court, 20 Castle Terrace, Edinburgh, Scotland. Martin Currie Inc is regulated by the FSA and registered with the Securities Exchange Commission as an investment adviser. Information herein is believed to be reliable but has not been verified by Martin Currie Inc. Martin Currie Inc makes no representation or warranty and does not accept any responsibility in relation to such information or for opinion or conclusion which the reader may draw from the newsletter. This newsletter does not constitute an offer of shares. Martin Currie Inc, its ultimate and intermediate holding companies, subsidiaries, affiliates, clients, directors or staff may, at any time, have a position in the market referred to herein, and may buy or sell securities, currencies, or any other financial instruments in such markets. The information or opinion expressed in this newsletter should not be construed to be a recommendation to buy or sell the securities, commodities, currencies, or financial instruments referred to herein. Investors are advised that they will not generally benefit, from the rules and regulations of the United Kingdom Financial Services and Markets Act 2000 and the Financial Services Authority for the protection of investors nor benefit from the United Kingdom Financial Services Compensation Scheme nor have access to the Financial Services Ombudsman in the event of a dispute. Investors will also have no rights of cancellation under the FSA’s Conduct of Business Sourcebook of the United Kingdom. Please remember that past performance is not necessarily a guide to the future. Market and currency movements may cause the value of the shares and the income from them to fluctuate and you may get back less than you invested when you decide to sell your shares.